EXHIBIT 32.1

CERTIFICATIONS OF MICHAEL S. DELL, CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
AND THOMAS W. SWEET, SENIOR VICE PRESIDENT
AND CHIEF FINANCIAL OFFICER, PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned officers of Denali Holding Inc. hereby certify that (a) Denali Holding Inc.'s Quarterly Report on Form 10-Q for the quarter ended April 29, 2016, as filed with the Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (b) information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Denali Holding Inc.

Date:	June 10, 2016	/s/ MICHAEL S. DELL
Michael S. Dell
Chairman and Chief Executive Officer

Date:	June 10, 2016	/s/ THOMAS W. SWEET
Thomas W. Sweet
Senior Vice President and Chief Financial Officer